Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 27, 2015, relating to the consolidated financial statements of Cleveland BioLabs, Inc. and Subsidiaries for the year ended December 31, 2014, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

MEADEN & MOORE, LTD.

Independent Registered Public Accounting Firm

April 10, 2015

Cleveland, Ohio